EXHIBIT 10.1

PURCHASE AGREEMENT
PURCHASE AGREEMENT, dated February 14, 2011 (this “Agreement”), among the sellers listed on Schedule I hereto, as sellers (collectively, the “Sellers” and, each a “Seller”), and Dice Holdings, Inc., a Delaware corporation, as Purchaser (the “Purchaser”).
WHEREAS, the Board of Directors of the Purchaser (the “Board”) has determined to effect an underwritten public offering (the “Public Offering”) of the Purchaser's common stock, par value $0.01 per share (the “Common Stock”); and
WHEREAS, in connection with the consummation of the Public Offering, the Sellers wish to sell to Purchaser and the Purchaser wishes to purchase from Sellers shares of Common Stock.
NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
1.1    Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Commission” means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Securities Act.
“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.
“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.
“Public Offering Closing” means the initial closing of the sale of Common Stock in the Public Offering.
“Public Offering Price” means the price paid per share for the Common Stock by the underwriters to the Company in the Public Offering.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

ARTICLE 2

PURCHASE AND SALE OF SHARES
2.1    Purchase and Sale. Subject to the terms herein set forth, at the Closing (as defined herein), each Seller agrees (severally and not jointly) to sell, convey, assign and transfer to Purchaser the number of shares of Common Stock set forth opposite such Seller's name under the column entitled “Purchased Shares” on Schedule I to this Agreement (“Purchased Shares”), and the Purchaser agrees to purchase such Purchased Shares from such Seller for a purchase price per share equal to the Public Offering Price.

2.2    Closing.

(a) The closing of the purchase of the Purchased Shares (the “Closing”) shall occur at the offices of Davis, Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York, 10017 at the same time and date as the Public Offering Closing.
(b) At the Closing, subject to Section 2.4, (i) the Purchaser shall deliver to each Seller the purchase price for the Purchased Shares being purchased by the Purchaser from such Seller, by wire transfer of immediately available funds to a bank account designated in writing by such Seller, or via check to an address as designated in writing by such Seller, and (ii) each Seller shall deliver to the Purchaser a stock certificate or certificates (if then certificated) representing the Purchased Shares and a blank stock power duly endorsed.
2.3    Conditions to Closing.

(a) The obligations of the Purchaser and each Seller to be performed at the Closing shall be conditioned upon the simultaneous or prior completion of the Public Offering Closing.
(b) The obligations of the Purchaser to be performed at the Closing shall be subject to the condition that the representations and warranties set forth in Article IV shall be true and correct as of the Closing as if then made.
(c) The obligations of each Seller to be performed at the Closing shall be subject to the condition that the representations and warranties of Purchaser set forth in Article III shall be true and correct as of the Closing as if then made.
2.4    Option Shares.

(a)In order to deliver all or a portion of their Purchased Shares, the Sellers indicated on Schedule I hereto have delivered one or more executed notices of option exercise (each an “Option Notice”) to purchase shares of Common Stock to the Purchaser. With respect to the Purchased Shares of any Seller at the Closing, the applicable Option Notice will, pursuant to the terms thereof, become irrevocable immediately prior to the applicable Closing.

(b)The Purchaser is authorized and directed by each Seller, (i) to hold the Option Notices deposited with the Purchaser hereunder in its custody, (ii) to exercise the options subject to the Option Notices no later than the delivery time for the Common Stock as required by this Agreement, (iii) to receive the Common Stock issuable upon the exercise of the stock options described in the Option Notices and to deliver such Common Stock at the Closing, and (iv) to withhold from the purchase prices otherwise payable to each Seller under Section 2.2(c) the exercise price and legal minimum withholding tax for the options exercised pursuant to the Option Notices.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each of the Sellers represents, warrants, and agrees, severally with respect to itself only, as of the date hereof as follows:
3.1    Capacity; Execution and Delivery; Enforceability. Such Seller has the legal capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Such Seller has duly executed and delivered this Agreement and, assuming due execution and delivery by the Purchaser, each such agreement constitutes or will constitute the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

3.2    Title. As of the Closing, such Seller will own beneficially and of record and will have full power and authority to convey, free and clear of any Liens, the shares of Common Stock to be delivered at the Closing. Assuming Purchaser has the requisite power and authority to be the lawful owner of shares of Common Stock, upon such Seller's receipt of the applicable purchase price and the transfer of the Purchased Shares at the Closing, good, valid and marketable title to the Purchased Shares will pass to Purchaser, free and clear of any Liens.

3.3    No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, judgment, decree, order, law, or regulation by which Seller is bound.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

The Purchaser makes the following representations and warranties for the benefit of the Sellers as of the date hereof:
4.1    Organization, Standing and Power. Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

4.2    Authority; Execution and Delivery; Enforceability. Purchaser has the full power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by Purchaser of this Agreement and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on the part of Purchaser and no other proceedings on the part of Purchaser are necessary to approve this Agreement and to consummate the transactions contemplated hereby. Purchaser has duly executed and delivered this Agreement, and, assuming due execution and delivery by the Sellers, this Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

4.3    No Conflicts. Neither the execution nor the delivery of this Agreement nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default under any term of any material agreement, mortgage, indenture, license, permit, lease, or other instrument, judgment, decree, order, law, or regulation by which the Purchaser is bound.

ARTICLE 5

MISCELLANEOUS

5.1    Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, telecopied or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally, telecopied or sent by certified, registered or express mail, as follows:

(a)    if to a Seller to the address indicated below the name of such Seller on Schedule I hereto.

(b)    If to the Purchaser, to:

1040 Avenue of the Americas, 16th Floor
New York, NY 10018
Telephone: (212) 448-6605
Facsimile: (515) 313-2338
Attention: General Counsel

With copies to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Telephone: (212) 373-3000
Facsimile: (212) 757-3990
Attention: John C. Kennedy, Esq.

Any party may by notice given in accordance with this Section 5.1 designate another address or person for receipt of notices hereunder.
5.2    Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. No party hereto may assign its rights under this Agreement without the prior written consent of the other party hereto.

5.3    Amendment and Waiver.

(a)No failure or delay on the part of the Sellers or the Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the Sellers or the Purchaser at law, in equity or otherwise.

(b)Any amendment, supplement or modification of or to any provision of this Agreement and any waiver of any provision of this Agreement shall be effective only if it is made or given in writing and signed by the Sellers and the Purchaser.

5.4    Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

5.5    Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.6    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT FOR SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.7    Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

5.8    Entire Agreement. This Agreement, together with the schedules hereto are intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.9    Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this

Agreement.

5.10    Termination. This Agreement shall terminate automatically without liability if the Purchaser determines at any time to cancel or otherwise abandon the Public Offering.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

/s/ Scot W. Melland
Scot W. Melland

/s/ Michael P. Durney
Michael P. Durney

/s/ Thomas Silver
Thomas Silver

/s/ Constance Melrose
Constance Melrose

/s/ Brian Campbell
Brian Campbell

/s/ Paul Melde
Paul Melde

/s/ John Barter
John Barter

Dice Holdings, Inc.

By: /s/ Scot W. Melland
Name: Scot W. Melland
Title: President and Chief Executive Officer

Schedule I

Name and Address of Purchaser	Purchased Shares	Option Shares
Scot W. Melland c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	400,000	400,000
Michael P. Durney c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	180,000	180,000
Thomas Silver c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	130,000	130,000
Constance Melrose c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	33,524	33,524
Brian Campbell c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	40,000	40,000
Paul Melde c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	35,000	35,000
John Barter c/o Dice Holdings, Inc. 1040 Avenue of the Americas New York, NY 10018	50,000	50,000